EXHIBIT (1)(c)
NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC.
ARTICLES OF AMENDMENT
Neuberger Berman Intermediate Municipal Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:    The Articles Supplementary are hereby further amended by deleting Part I, Section 11(c) in its entirety and replacing it with the following:
(c)    NOTICE OF REDEMPTION.  If the Fund shall determine or be required to redeem shares of a series of Preferred Shares pursuant to paragraph (a) or (b) of this Section 11, either it or the Auction Agent shall provide a Notice of Redemption with respect to such redemption to each Holder of the shares of such series to be redeemed either by first class mail, postage prepaid, to such Holder’s address as the same appears on the record books of the Fund on the record date established by the Board of Directors or by facsimile, email or other electronic methods to such Holder. Such Notice of Redemption shall be mailed or sent by electronic methods not less than 20 (or such lesser number of days as determined by the Fund with appropriate consultation with the Auction Agent) nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and the series thereof; (iii) the CUSIP number for the shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this section under which such redemption is made. If fewer than all shares of a series of Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption provided to such Holder shall also specify the number of shares of such series to be redeemed from such Holder (provided that the number of shares of such series need not be included if such number is not readily available and is provided by subsequent notice). The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 11 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

SECOND:    The Articles Supplementary are hereby further amended by deleting all instances of the word “mailed” in Part I, Sections 11(e) and 11(g) and replacing them with the word “given”.
THIRD:    The foregoing amendments to the charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to a modification of the requirements relating to the Notice of Redemption (as defined in the Articles Supplementary) expressly authorized by Part I, Section 11(j) of the Articles Supplementary to be made by the Corporation without stockholder approval.

IN WITNESS WHEREOF, Neuberger Berman Intermediate Municipal Fund Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President or a Vice President and witnessed by its Secretary or an Assistant Secretary as of June 25, 2014.

Neuberger Berman Intermediate Municipal Fund Inc

By:	/s/ Robert Conti
Name: Robert Conti
Title: President

.

WITNESS:

   /s/ Sheila R. James
Name:  Sheila James
Title:     Assistant Secretary

The undersigned President or a Vice President of Neuberger Berman Intermediate Municipal Fund Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

  /s/ Claudia A. Brandon
Name:  Claudia Brandon
Title:    Secretary